SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                               Guilford Mills, Inc.
                (Name of Registrant as Specified in its Charter)

                                Guilford Mills, Inc.
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                              GUILFORD MILLS, INC.
                            4925 West Market Street
                        Greensboro, North Carolina 27407

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         To Be Held On February 6, 1997


     The Annual Meeting of Stockholders of Guilford Mills, Inc., a Delaware corporation (the "Company") will be held at the Joseph S. Koury Convention Center, 3121 High Point Road, Greensboro, North Carolina, on Thursday, February 6, 1997 at 10:00 A.M. for the following purposes:

     1. To elect five directors for three-year terms;

     2. To consider and adopt  amendments to the Company's  1991 Stock
        Option Plan;


     3. To consider and adopt an amendment to the Company's 1989 Restricted Stock Plan;

     4. To ratify the selection of Arthur Andersen LLP as independent auditors for the fiscal year ending September 28, 1997; and

     5. To transact such other business as properly may come before the meeting or any adjournment or adjournments thereof.


     The Board of Directors has fixed the close of business on December 20, 1996 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any adjournment or adjournments thereof.

     Whether or not you plan to attend the meeting, please sign, date and return the enclosed proxy which is being solicited by and on behalf of the Board of Directors.

                                            By Order of the Board of Directors

                                            Sherry R. Jacobs
                                            SECRETARY

Greensboro, North Carolina
December 26, 1996

                               GUILFORD MILLS, INC.


                                 PROXY STATEMENT


                         ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON FEBRUARY 6, 1997


         This Proxy Statement is furnished to the stockholders of Guilford Mills, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors (the "Board") of the Company to be voted at the Annual Meeting of Stockholders of the Company to be held at the Joseph S. Koury Convention Center, 3121 High Point Road, Greensboro, North Carolina, on Thursday, February 6, 1997 at 10:00 a.m. (the "Annual Meeting"). Stockholders of record at the close of business on December 20, 1996 will be entitled to notice of and to vote at the Annual Meeting and at all adjournments thereof.

         The entire cost of soliciting proxies for the Annual Meeting will be borne by the Company. In addition to solicitation by mail, proxies may be solicited through personal calls upon, or telephone or facsimile communications with, stockholders or their representatives by officers and other employees of the Company, who will receive no additional compensation therefor.

         Any stockholder giving a proxy has the power to revoke it at any time before it is voted by giving written notice of such revocation to the Secretary of the Company, by attending the Annual Meeting and voting in person or by submitting a subsequently dated proxy. When a proxy is received, properly executed, prior to the Annual Meeting, the shares represented thereby will be voted at the Annual Meeting. If the accompanying form of proxy is signed but no specification is made thereon, the shares represented thereby will be voted for
(i) the nominees for director designated by the Board, (ii) the adoption of the amendments to each of the Company's 1989 Restricted Stock Plan (the "Restricted Plan") and 1991 Stock Option Plan (the "Option Plan") and (iii) the ratification of the selection of Arthur Andersen LLP as independent auditors for the fiscal year ending September 28, 1997. If a specification has been made on the form of proxy, the shares will be voted in accordance with the specification. Other than the election of directors, which requires a plurality of the votes cast, each matter to be submitted to the stockholders requires the affirmative vote of a majority of the shares present at the Annual Meeting in person or by proxy and entitled to be cast. Abstentions and broker non-votes are not included in the tabulation of the voting results on the election of directors. For issues requiring approval of a majority of the shares present and entitled to be cast, abstentions have the effect of votes in opposition and broker non-votes are not included in the tabulation of the voting results. A broker non-vote typically occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Shares as to which a stockholder abstains or broker non-votes are included for purposes of determining whether a quorum of shares is present at the Annual Meeting.

         The complete mailing address of the Company's principal executive offices is P. O. Box 26969, Greensboro, North Carolina 27419-6969. The approximate date on which this Proxy Statement and the form of proxy were first sent or given to the stockholders of the Company was December 26, 1996. The Annual Report of the

Company for the fiscal year ended September 29, 1996, including audited financial statements, has been sent to each stockholder.


                                VOTING SECURITIES

         On December 20, 1996, there were outstanding and entitled to vote 14,506,459 shares of the Company's common stock, par value $.02 per share (the "Common Stock"), which constitutes the only class of capital stock outstanding. Stockholders are entitled to one vote, exercisable in person or by proxy, for each share of Common Stock owned on the record date of December 20, 1996. The holders of a majority of the outstanding shares of the Common Stock represented at the Annual Meeting will constitute a quorum.


                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         Under the proxy rules, a beneficial owner of a security includes any person who directly or indirectly has or shares voting power and/or investment power with respect to such security or has the right to obtain such voting power and/or investment power within 60 days. Except as otherwise noted, each designated beneficial owner in this Proxy Statement has sole voting power and investment power with respect to the shares beneficially owned by such person.

         The following table sets forth information as of December 20, 1996 with respect to each person who is known by the management of the Company to be the beneficial owner of more than 5% of the Common Stock:


Name and Address                    Amount and Nature
of Beneficial Owner                 of Beneficial Ownership    Percent of Class

Victor Posner                       1,987,275 (1)              13.70
6917 Collins Avenue
Miami Beach, FL  33141

Charles A. Hayes                    1,092,732 (2)(3)           7.53
c/o Guilford Mills, Inc.
4925 West Market Street
Greensboro, NC  27407

ICM Asset Management, Inc.                   1,072,700(4)      7.39
601 West Main Avenue
Suite 917
Spokane, WA   99201

Investment Counselors of                      887,873(5)       6.12
Maryland, Inc.
803 Cathedral Street
Baltimore, MD  21201-5297


Pioneering Management Corporation             879,700(6)         6.06
60 State Street
Boston, MA   02109

--------

    (1) Such information is based upon a copy of the report on Schedule 13D, dated January 10, 1994, filed with the Securities and Exchange Commission ("SEC") and furnished to the Company by the beneficial owner.

    (2) Mr. Hayes, Maurice Fishman, a director of the Company, and George Greenberg, a director of the Company, have entered into certain agreements relating to the disposition of their shares of Common Stock. See "Stockholders' Agreements" below.

    (3) Includes 13,750 shares of Common Stock subject to options granted to Mr. Hayes under the Option Plan.

    (4) Such information is based upon a copy of the report on Schedule 13G, dated February 10, 1996, filed with the SEC and furnished to the Company by the beneficial owner, and upon subsequent information communicated to the Company by the beneficial owner.

    (5) Includes 777,473 shares of Common Stock as to which the beneficial owner has sole voting power. Such information is based upon a copy of the report on Schedule 13G, dated February 12, 1996, filed with the SEC and furnished to the Company by the beneficial owner, and upon subsequent information communicated to the Company by the beneficial owner.


    (6) Such information is based upon a copy of the report on Schedule 13G, dated January 26, 1996, filed with the SEC and furnished to the Company by the beneficial owner, and upon subsequent information communicated to the Company by the beneficial owner.


         The following table sets forth certain information, as of December 20, 1996, with respect to Common Stock beneficially owned by each director of the Company, each person nominated or chosen to become a director, each of the executive officers named in the Summary Compensation Table under the heading "Executive Compensation" below and all directors and executive officers as a group:


                                     Amount and Nature of    Percent
     Name of Beneficial Owner        Beneficial Ownership    of Class

 Directors and Director Nominees (1)(2)

 Charles A. Hayes                             1,092,732 (3)           7.53
 George Greenberg  (3)(4)                       528,459               3.64
 Maurice Fishman (3)(5)                         463,043               3.19
 Bruno Hofmann                                 381,000 (6)            2.63
 John A. Emrich                                 37,322                 (14)
 Terrence E. Geremski                           26,245                 (14)
 Sherry R. Jacobs                               19,250                 (14)
 Donald B. Dixon                                17,150                 (14)
 Stephen C. Hassenfelt                          16,473 (7)             (14)
 Tomokazu Adachi                                19,000                 (14)
 Dr. Jacobo Zaidenweber                         11,000                 (14)
 Stig  A. Kry                                    5,000                 (14)
 Paul G. Gillease                                5,000 (8)             (14)


 Non-Director Executive Officers (9)(10)

 Alfred A. Greenblatt                           40,979                 (14)
 Byron McCutchen                                 1,048                 (14)

 All directors, director nominees            2,702,483 (11)(12)(13)   18.48
 and executive officers as a group
 (consisting    of   17   persons)

--------

         (1) The amount of shares beneficially owned by Ms. Jacobs and Messrs. Hayes, Greenberg, Fishman, Dixon and Hassenfelt includes 13,750 shares of Common Stock, the amount of shares beneficially owned by Mr. Adachi includes 15,000 shares of Common Stock, and the amount of shares beneficially owned by Messrs. Geremski, Kry and Gillease includes 5,000 shares of Common Stock, subject to options granted to each such director under the Option Plan. See "Election of Directors - Additional Information" below. The amount of shares beneficially owned by Mr. Emrich includes 2,667 shares of Common Stock subject to options granted pursuant to the Option Plan.

         (2) Includes 21,000 and 5,333 shares of restricted Common Stock awarded to Messrs. Emrich and Geremski, respectively, under the Restricted Plan. Such persons have sole voting power with respect to such shares. See "Executive Compensation - Summary Compensation Table" below.

         (3) See footnotes to previous table.

         (4) Does not include 49,900 shares held by Mr. Greenberg's wife, as to which beneficial ownership is disclaimed.

         (5) Does not include 45,599 shares held by Mr. Fishman's wife, as to which beneficial ownership is disclaimed.

         (6) Includes 200,000 shares of restricted Common Stock paid to Mr. Hofmann in connection with the sale of the capital stock of the Hofmann Companies to the Company. See "Certain Transactions" below.
Mr. Hofmann has sole voting power with respect to such shares.

         (7) Does not include 425 shares held by Mr. Hassenfelt's wife, as to which beneficial ownership is disclaimed.

         (8) Does not include 7,084 shares held by Mr. Gillease's wife, as to which beneficial ownership is disclaimed.

         (9) The amount of shares beneficially owned by Messrs. Greenblatt and McCutchen includes 1,667 and 667 shares of Common Stock, respectively, subject to options granted to such persons pursuant to the Option Plan.

         (10) Includes 16,000 shares of restricted Common Stock awarded to Mr. Greenblatt under the Restricted Plan. Mr. Greenblatt has sole voting power with respect to such shares.

         (11) Includes 119,168 shares of Common Stock subject to options granted pursuant to the Option Plan.

         (12) Excludes 103,008 shares owned by relatives of officers and directors of the Company, as to which beneficial ownership is disclaimed by such officers and directors.

         (13) Includes 52,333 shares of restricted Common Stock awarded to officers under the Restricted Plan. Such persons have sole voting power with respect to such shares.

         (14) Less than one percent.

STOCKHOLDERS' AGREEMENTS

         Messrs. Fishman, Greenberg and Hayes have entered into a Stockholders' Agreement dated as of June 22, 1990, as amended, relating to the disposition of their shares of Common Stock. Until June 22, 1997 (or its earlier termination as otherwise provided therein), none of Messrs. Fishman, Greenberg and Hayes may transfer or otherwise dispose of, except by gift, any or all of the shares of Common Stock beneficially owned by any such stockholder, until such shares are offered first to the Company at the same price and upon the same terms and conditions as those offered by a bona fide purchaser or purchasers. The terms and provisions of the Stockholders' Agreement apply to any shares of Common Stock owned by the stockholders on the date of the Stockholders' Agreement or acquired thereafter and are binding upon the heirs, successors and assigns of the stockholders.

         Messrs. Fishman and Hayes have entered into a Stockholders' Agreement with the Company dated as of April 30, 1991, as amended, relating to the acquisition by the Company of certain of their shares of Common Stock. Until June 22, 1997 (or the earlier termination of the 1991 Stockholders' Agreement as provided therein), the Company will, upon the death of either Mr. Fishman or Mr. Hayes, purchase such number of shares of Common Stock beneficially owned by each such person as equal $4,000,000 and $5,000,000, respectively. The purchase price for each share of Common Stock will equal the average of the closing price for such shares on the New York Stock Exchange for the 20 trading days preceding the date of death.

                              ELECTION OF DIRECTORS

DIRECTORS AND NOMINEES

         The Board is divided into three classes, with the term of office of one class expiring each year. At the last annual meeting of stockholders held on February 1, 1996, Messrs. Fishman, Gillease, Hassenfelt and Hayes were elected as directors of the Company, each to serve for a three-year term until the first annual meeting of stockholders held following the end of the Company's 1998 fiscal year and until his successor is elected and qualified. At the annual meeting of stockholders held on February 2, 1995, Messrs. Dixon, Geremski, Greenberg and Zaidenweber were elected as directors of the Company, each to serve for a three-year term until the first annual meeting of stockholders held following the end of the Company's 1997 fiscal year and until his successor is elected and qualified. At the annual meeting of stockholders held on November 4, 1993, Ms. Jacobs and Messrs. Adachi, Kry and Paul R. McGarr were elected as directors of the Company, each to serve for a three-year term until the first annual meeting of stockholders held following the end of the Company's 1996 fiscal year and until her or his successor is elected and qualified. Mr. McGarr resigned from the Board effective as of February 2, 1995 and the Board, at its November 16, 1995 meeting, elected Mr. Emrich, the Company's President and Chief Operating Officer, to fill the vacancy created by such resignation and to serve the remainder of Mr. McGarr's unexpired term.

         The Board has nominated Ms. Jacobs and Messrs. Adachi, Emrich, Hofmann and Kry for election as directors of the Company, each to serve for a three-year term until the first annual meeting of stockholders held following the end of the Company's 1999 fiscal year and until her or his successor is elected and qualified. Under the terms of the Stock Purchase Agreement, dated January 12, 1996, between the Company and Mr. Hofmann, pursuant to which the Company acquired 100% of the outstanding capital stock of Hofmann Laces, Ltd., Raschel Fashion Interknitting, Ltd. and Curtains and Fabrics, Inc. (collectively, the "Hofmann Companies") from Mr. Hofmann, the Company agreed to nominate Mr. Hofmann for election as a director in such class. Unless a contrary specification is indicated, it is intended that the accompanying form of proxy will be voted for the election of Ms. Jacobs and Messrs. Adachi, Emrich, Hofmann and Kry. The Board does not contemplate that any of such persons will be unable, or will decline, to serve; however, if any of such persons is unable or declines to serve, the persons named in the accompanying proxy may vote for another person, or persons, in their discretion.

         The following table sets forth certain information with respect to each director and each person nominated or chosen to become a director. Except as otherwise indicated, each such person has held his or her present principal occupation for the past five years:



Name                             Age (1)    Principal Occupation or Occupations            Director Since
----                             ----       -----------------------------------            --------------

DIRECTOR NOMINEES

Nominees for a Three-Year  Term
Expiring   at  Annual   Meeting
After 1999 Fiscal Year
--------------------------------

Sherry R. Jacobs                 53         Secretary and acting  General  Counsel of the         1983
                                            Company  (since  1994);   Managing  Director,
                                            Pencil,   Inc.,  an  educational   foundation
                                            (since  1995);  Principal,  Jonal,  couturier
                                            (from   1989  to   1994);   Vice   President/
                                            Administration  and  General  Counsel  of the
                                            Company  (from 1986 to 1989);  and  Secretary
                                            of the Company (from 1987 to 1989)

Tomokazu Adachi                  55         President  of Japan Tech,  Inc.,  an importer         1990
                                            of textile machinery and equipment



-------
(1) As of December 20, 1996.

                                      -5-




John A. Emrich                   52         President and Chief Operating  Officer (since         1995
                                            1995);     Senior    Vice    President    and
                                            President/Automotive   Business   Unit  (from
                                            1993 to 1995);  Vice  President/Planning  and
                                            Vice  President/Operations  for  the  Apparel
                                            and Home  Fashions  Business  Unit (from 1991
                                            to 1993);  Director  of  Operations  with FAB
                                            Industries (from 1990 to 1991)

Bruno Hofmann                    57         President and Chief Executive  Officer of the         (2)
                                            Hofmann  Companies and predecessor  companies
                                            (since 1976)

Stig A. Kry (3)                  67         Chairman  Emeritus,  Kurt Salmon  Associates,         1993
                                            Inc., a management consulting firm


CONTINUING DIRECTORS

Class of  Directors  Whose Term
Expires   at   Annual   Meeting
After 1998 Fiscal Year
--------------------------------

Maurice Fishman                  73         Vice  Chairman  of the  Board  (since  1976);         1963
                                            retired since 1989;  for more than five years
                                            prior  thereto,  a Senior Vice  President  of
                                            the Company

Paul G. Gillease (4)             64         Consultant  to  the  Company  (from  1993  to         1993
                                            1996);  Vice  President and General  Manager,
                                            DuPont Nylon,  a division of E. I. du Pont de
                                            Nemours  and  Company,  Inc.  (from  1992  to
                                            1993);   for  more  than  five  years   prior
                                            thereto,  Vice President and General  Manager
                                            of DuPont  Textiles,  a division  of E. I. du
                                            Pont Nemours and Company, Inc.

Stephen C. Hassenfelt            46         Chairman  and  Chief  Executive   Officer  of         1989
                                            North Carolina Trust Company

Charles A. Hayes                 62         Chairman  of the Board  and  Chief  Executive         1963
                                            Officer of the Company (since 1976);
                                            President and Chief Operating
                                            Officer of the Company (from 1991 to
                                            1995)

Class of  Directors  Whose Term
Expires   at   Annual   Meeting
After 1997 Fiscal Year
--------------------------------

Donald B. Dixon                  68         Retired since 1984;  for more than five years         1987
                                            prior thereto,  a partner at Arthur  Andersen
                                            LLP

Terrence E. Geremski (5)         49         Senior  Vice   President,   Chief   Financial         1993
                                            Officer  and  Treasurer  (since  1996);  Vice
                                            President,   Chief   Financial   Officer  and
                                            Treasurer (since 1992); Vice
                                            President and Controller of Varity
                                            Corporation (from 1989 to 1991); for
                                            more than five years prior thereto,
                                            the holder of various executive and
                                            administrative positions with Dayton
                                            Walther Corp.
--------
(2) Mr. Hofmann will stand as a director nominee of the Company for the first time at the Annual Meeting.
(3) Mr. Kry is a director of Paul Harris Stores,
Inc., Oshkosh B' Gosh, Inc. and Dominion Textiles, Inc., each of which has a class of securities registered pursuant to Section 12 of the Securities Exchange
Act of 1934, as amended (the "Exchange Act").
(4) Mr. Gillease is a director of Pillowtex Corp. and Galey & Lord, Inc., each of which has a class of securities registered pursuant to Section 12 of the
Exchange Act.
(5) Mr. Geremski is a member of the Board of Trustees of Alexander Hamilton
Variable Insurance Trust, which is registered as an investment company under the
Investment Company Act of 1940, as amended.


                                      -6-



George Greenberg (6)             74         Vice  Chairman  of the  Board  (since  1989);         1968
                                            retired since 1989; for more than
                                            five years prior thereto, the
                                            President and Chief Operating
                                            Officer of the Company

Dr. Jacobo Zaidenweber           67         Chairman  of the Board of Grupo  Ambar,  S.A.         1995
                                            de C.V.  (since  1965),  a subsidiary  of the
                                            Company;  Chairman  of the  Board of  Encajes
                                            Mexicano,   S.A.  de  C.V.  (since  1992),  a
                                            textile manufacturer
--------
(6) Mr. Greenberg is a director of Nautica Enterprises, Inc., which has a class of securities registered pursuant to Section 12 of the Exchange Act.



ADDITIONAL INFORMATION

         During the last fiscal year, the Board's Audit Committee, which consists of Messrs. Dixon, Hassenfelt and Fishman, held two meetings. The Audit Committee's responsibilities include reviewing the Company's financial statements and the accounting principles utilized by the Company, evaluating the services of the Company's independent auditors and making recommendations with respect to the retention of independent auditors, evaluating the adequacy of the Company's system of internal controls and confirming the Company's full cooperation with the independent auditors' annual examination of the Company's financial statements.

         In addition, during the last fiscal year, the Board's Compensation Committee, which consists of Ms. Jacobs and Messrs. Hassenfelt and Greenberg, held three meetings. The functions of the Compensation Committee include making recommendations to the Board regarding compensation for certain executive officers of the Company and administering certain of the Company's benefit plans. See "Executive Compensation - Report of the Compensation Committee of the Board of Directors" below.

         The Board's Nominating Committee, which is comprised of Messrs. Dixon, Hayes, Adachi and Gillease, did not hold any formal meetings during the last fiscal year. The duties of the Nominating Committee include identifying and interviewing candidates to serve on the Board, making recommendations to the entire Board regarding whether a candidate should be nominated to the Board and making recommendations to the entire Board concerning compensation and other benefits to be paid to directors.

         Non-employee directors receive a quarterly retainer of $5,000 and $1,000 for each Board meeting attended (other than telephonic Board meetings). Each member of a committee (who is not an employee of the Company) is paid $1,000 for each committee meeting attended. During the last fiscal year, the Board had a total of seven meetings, four of which were held in person and three of which were held by means of a telephonic conference call. All directors then in office attended at least 75% of the total number of meetings of the Board and the committees on which they served during the last fiscal year.

     Ms. Jacobs is serving as Secretary and acting General Counsel of the Company on an interim basis. Ms. Jacobs received approximately $19,000 during the 1996 fiscal year for such service. From October 1, 1993 to June 30, 1996, Mr. Gillease provided consulting services to the Company on certain strategic planning matters. The Company paid Mr. Gillease approximately $21,000 per month under such consulting arrangement. Mr. Hofmann, a director nominee, has entered into a consulting agreement with the Company pursuant to which he will provide certain consulting and advisory services to the Company during a period ending on December 31, 2000. The Company pays Mr. Hofmann an annual consulting fee of $100,000 for such services. Mr. Hofmann is also a party to an employment agreement with the Hofmann Companies. See "Certain Transactions" below.

         The Company affords each director the opportunity to defer his or her quarterly retainer. Pursuant to such arrangement, the quarterly retainer a director would otherwise receive is credited to a separate account which accrues interest. Upon his or her termination of service on the Board, the director will be entitled to receive the amounts credited to his or her deferred compensation account, together with interest accrued thereon. Currently, Mr. Dixon is the only director who participates in the retainer deferral arrangement.

         The Option Plan provides for the automatic grant of options not meeting the requirements of incentive stock options ("Non-Qualified Options"), within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code"), to directors who have served as such for a designated period of time. Specifically, each person who has served as a director of the Company for two or more consecutive years on the date of grant will automatically be granted (i) upon the first date of grant after the completion of two consecutive years of service as a director, an option to purchase 7,500 shares of Common Stock and (ii) upon each of the second, third, fourth and fifth date of grant after the completion of such service, an option to purchase 3,750 shares of Common Stock. Subject to stockholder approval, the Compensation Committee has adopted an amendment to the Option Plan extending such formula provision. See "Proposal to Approve Amendments to the Guilford Mills, Inc. 1991 Stock Option Plan" below. For each year, the date of grant will be the third trading date following the later of
(i) the date of the annual stockholders' meeting or (ii) the date on which the Company's earnings for the fiscal quarter just prior to such meeting date are released to the public. The purchase price of the shares of Common Stock covered by the options granted to directors will be the fair market value of the shares as of the date of grant. Options granted to directors, which have a five year term, will be exercisable with respect to 33-1/3% of the aggregate number of shares initially subject to the option during each of the first, second and third years of the option. Any exercisable portion of an option that is not exercised will be carried forward through the term of the grant. Notwithstanding the foregoing, in the event of a "change in control" of the Company, as such term is defined in the Option Plan, all then outstanding options will immediately become exercisable. In addition to the automatic grant of options to directors according to the above formula, the Option Plan also provides for the award, in the discretion of the Compensation Committee, of options to salaried key employees of the Company. Subject to stockholder approval, the Compensation Committee has adopted an amendment to the Option Plan permitting any employee director who has received an option award under the formula provision to receive subsequent discretionary grants (of options or stock appreciation rights) as a key employee. See "Proposal to Approve Amendments to the Guilford Mills, Inc. 1991 Stock Option Plan" below.

         There are no family relationships among any of the directors and officers of the Company.

         Mr. Hayes may be deemed a "control" person of the Company, as that term is defined in Rule 12b-2 under the Exchange Act.


                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

         The Compensation Committee of the Board administers the Company's compensation program for executive officers. Specifically, the Committee serves as the administrator of the Restricted Plan and the Option Plan. In addition, the Committee makes recommendations to the entire Board regarding the compensation package for each of the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer ("CEO", "COO" and "CFO", respectively). The Committee is also responsible for periodically reviewing, for adequacy and continued appropriateness, the entire compensation package of other executive officers and recommending to the Board any changes to such package. Further, the Committee's approval is required for any proposed employment, severance, consulting or retirement agreement with any executive officer.

         In performing its duties, the Committee seeks to insure that the Company's compensation program for executive officers attracts and retains qualified, talented and highly motivated personnel, links executive compensation to corporate performance and is administered in an equitable fashion. The Company's executive officer compensation program consists of two major elements:
(i) a short-term component, consisting of base salary and a potential annual cash bonus, intended to reward executives for current and past performance and
(ii) a long-term component, consisting of restricted stock and stock options, designed to align further the interests of executives with those of stockholders in general. In addition, in order to offer a competitive compensation program, the Company maintains certain retirement plans such as a Qualified Profit-Sharing Plan

(the "Profit-Sharing Plan") and an Employee Stock Ownership Plan (the "ESOP") and offers other benefits such as a split-dollar insurance program.

         The Committee has considered the impact of Section 162(m) of the Code on the Company's executive compensation program. Section 162(m) denies a public company a deduction, except in limited circumstances, for compensation paid to "covered employees", i.e., those employees named in the "Summary Compensation Table" below, to the extent such compensation exceeds $1,000,000. The deduction limitation contained in Section 162(m) does not apply to certain performance-based compensation. The Committee does not currently intend to recommend changes to the Company's benefit plans in order to qualify compensation paid to covered employees for such exception.

         SHORT-TERM COMPONENT - BASE SALARY AND ANNUAL BONUS. The Committee evaluates the base salary of each of the CEO, COO and CFO on a biennial basis, or more frequently if appropriate, and recommends to the entire Board any changes in such base salary levels. In making such evaluations and recommendations, the Committee considers the historical pay practices of the Company, the officer's leadership and advancement of the Company's long-term strategic plans and objectives, and the salary levels of executives holding similar positions in certain other textile companies. The Committee generally recommends salaries for the Company's CEO, COO and CFO at levels exceeding the average salary level of executives holding the same positions in such other companies. The textile companies which the Company considers for comparative compensation purposes are not identical to the companies included in the peer group index described in the "Performance Graph" below because the Committee believes that the Company's most direct competitors for executive talent are not necessarily the same companies that would be included in a peer group established to compare stockholder returns. Mr. Hayes' annual salary as CEO for the 1996 fiscal year was increased 9.6%, the first increase since the 1994 fiscal year.

         The Company maintains for its executive officers and other key employees a Short-Term Incentive Compensation Plan (the "Bonus Plan"), which allows participants to earn annual cash bonuses based upon the Company's achievement of an earnings per share target, established by the Board at the beginning of each fiscal year. Upon the attainment of such target, a participant is eligible to receive a cash bonus (the "Bonus") equal to the product of a percentage, as the same may be adjusted as described below (the "Multiplier"), and such participant's compensation for the prior year. The Multiplier, which is established by the Committee for the CEO, COO and CFO, and by the CEO for the other executive officers, varies from participant to participant according to the nature and degree of each participant's level of responsibility. The Multiplier for the Company's executive officers ranges from 33% to 75%. If the Company's actual earnings per share for a given year do not equal the Bonus Plan's target earnings per share, but fall within a designated range of such target (either more or less), the Multiplier for each participant, including the CEO, COO and CFO, will be adjusted upward or downward accordingly. If the Company's actual earnings per share fall within the established range of the target, each participant, other than the CEO, COO and CFO, will receive one-half of his Bonus, with the remainder of the Bonus being pooled into certain groups and allocated, in the discretion of the head of each group, among all group participants according to each participant's relative contribution to the success of the Company. The amount of the discretionary bonus for the head of each such group is determined by the CEO. Depending upon such allocation, a participant's Multiplier may be adjusted further upward or downward resulting in a greater or lesser Bonus, as the case may be, than the participant otherwise would have received. The Bonus, if any, paid to the CEO, COO and CFO is not subject to such discretionary allocation. Achievement of an earnings per share level within the prescribed range will entitle such persons to their full Bonus payments.

         LONG-TERM COMPONENT - RESTRICTED STOCK AND STOCK OPTIONS. In addition to the short-term elements of the Company's executive compensation program described above, the Company maintains certain equity based plans described below, the benefits of which are linked to the Company's long-term performance. The Committee believes that compensation in the form of Common Stock serves to align further the interests of executives with the interests of stockholders. Moreover, compensation which is "at risk," in that its amount, or the timing of its receipt, is dependent upon the Company's performance, provides a strong incentive for individuals to achieve superior performance. Finally, long-term compensation helps balance the Company's overall executive compensation program by encouraging executives to focus on the Company's long term objectives and goals as well as the Company's quarter to quarter results.

         In its capacity as the administrator of the Restricted Plan, the Committee determines, among other things, which key employees will participate in the Restricted Plan, any individual or corporate performance goals applicable to a participant, the date on which awards will be made, the number of shares to be awarded and the restrictions to be applicable to such shares. In determining the number of shares of restricted stock to be awarded to a particular executive, the Committee has not followed any specific guideline or formula, but rather has considered more subjective factors such as the executive's level of responsibility and past performance. Subject to stockholder approval, the Compensation Committee has adopted an amendment to the Restricted Plan relating to the discretion and authority of the administrator to amend the Restricted Plan from time to time without stockholder approval. See "Proposal to Approve an Amendment to the Guilford Mills, Inc. 1989 Restricted Stock Plan" below.

         As the administrator of the Option Plan, the Committee determines, among other things, the employees who are to receive options, the date of grant of options, and (subject to the terms of the Option Plan) the purchase price of each share subject to such options. In determining the amount of options to be awarded to any person, the Committee considers the recommendations of management as well as those subjective factors used in making grants under the Restricted Plan. In addition, the Committee generally has granted options every 18 to 24 months, with approximately two-thirds of the aggregate amount of the options being awarded to employees below the executive officer level. The grant of Non-Qualified Options to Messrs. Geremski and Hayes during the 1996 fiscal year represents a grant, under the Option Plan's formula provision, to such persons in their capacities as directors. Subject to stockholder approval, the Compensation Committee has adopted certain amendments to the Option Plan. See "Proposal to Approve Amendments to the Guilford Mills, Inc. 1991 Stock Option Plan" below.

         RETIREMENT PLANS AND OTHER BENEFITS. In addition to the foregoing components of the executive compensation program, the Company maintains certain other plans in which executives participate, including the Profit-Sharing Plan, the ESOP and an excess benefit plan (which is designed to supplement certain of the Company's other benefit plans). For the 1996 fiscal year, the Company contributed to the Profit-Sharing Plan 6% of the aggregate compensation of all participants in such plan. Contributions to the ESOP are made in the form of Common Stock or cash used to purchase Common Stock and the amount of such contributions is dependent upon the Company meeting the same earnings per share target established under the Bonus Plan. If the Company's actual earnings per share fall within a range of the target earnings per share (either more or less), then the Company will adjust its ESOP contribution, upward or downward, accordingly. For the 1996 fiscal year, the Company contributed Common Stock to the ESOP in the amount of 2% of the compensation of the eligible employees for such period. The Company also maintains for its executive officers a split-dollar insurance program and a supplemental executive retirement plan, which are described, respectively, in Footnote 5 to the "Summary Compensation Table" and in "Other Benefit Plans" below. The Company also offers to its executives a plan pursuant to which they may be reimbursed, up to a designated amount, for personal tax and financial planning expenses.

              Stephen C. Hassenfelt (Chairman)
              George Greenberg
              Sherry R. Jacobs

PERFORMANCE GRAPH

         Set forth below is a line graph comparing the five-year cumulative total stockholder return, assuming reinvestment of dividends, on the Common Stock, the Standard & Poor's 500 Stock Index (the "S&P 500"), the Company's former peer group index ("Peer Group I"), and the Company's current peer group index ("Peer Group II"). The Company has selected a different peer group index because the companies included in Peer Group II are those companies with which the Company currently compares itself in evaluating its own financial and operating performance. Peer Group I represents the cumulative total return on the common stock of the following textile companies: Burlington Industries,
Inc., Cone Mills Corp., Delta Woodside Industries, Inc., Dixie Yarns, Inc., Dyersburg Corp., Fab Industries, Inc., Johnston Industries, Inc., Lida, Inc., Springs Industries, Inc., Texfi Industries, Inc., Tultex Corp., Unifi, Inc., United Merchants and Manufacturers, Inc., Wellman, Inc., and WestPoint Stevens Inc. Peer Group II represents the cumulative total return on the common stock of the following textile companies: Burlington Industries, Inc., Collins & Aikman Corp., Concord Fabrics Inc., Cone Mills Corp., Crown Crafts, Inc., Culp, Inc., Delta Woodside Industries, Inc., Dixie Yarns, Inc., Dyersburg Corp., Fab Industries, Inc., Fieldcrest Cannon, Inc., Foamex International Inc., Galey & Lord, Inc., Johnston Industries, Inc., Pillowtex Corp., Quaker Fabric Corp., Springs Industries, Inc., Texfi Industries, Inc., Thomaston Mills, Inc., Unifi, Inc., Wellman, Inc. and WestPoint Stevens Inc. The return of each company included in each peer group index has been weighted according to its respective stock market capitalization.


[GRAPHIC OF TOTAL SHAREHOLDER RETURN APPEARS HERE, WITH PLOT POINTS SHOWN BELOW]


                           ------------------------------------------------------------------------------------
                              9/30/91       9/90/92       9/30/93       9/30/94       9/30/95       9/30/96
                           ------------------------------------------------------------------------------------
---------------------------
Guilford Mills                $100.0        $133.2        $138.2        $143.8        $167.5        $159.6
---------------------------------------------------------------------------------------------------------------
---------------------------
S&P 500                       $100.0        $111.0        $125.4        $130.0        $168.5        $202.6
---------------------------------------------------------------------------------------------------------------
---------------------------
Peer Group I                  $100.0        $102.1        $ 95.7        $101.0        $101.5        $100.7
---------------------------------------------------------------------------------------------------------------
---------------------------
Peer Group II                 $100.0        $105.4        $103.7        $110.0        $105.4        $107.6
---------------------------------------------------------------------------------------------------------------



NOTE: ASSUMES AN INITIAL INVESTMENT OF $100 ON SEPTEMBER 30, 1991. TOTAL RETURN INCLUDES REINVESTMENT OF DIVIDENDS.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table shows for the fiscal years ended September 29, 1996, October 1, 1995 and October 2, 1994, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those periods, to the Company's CEO and to the Company's four most highly compensated executive officers (other than the CEO).

                           SUMMARY COMPENSATION TABLE


                                                                                                     All Other
                                                          Annual                     Long-Term         Compen-
                                                       Compensation                 Compensation       sation
                                                                                  Restricted
       Name and                                                    Other Annual     Stock
       Principal              Fiscal         Salary      Bonus     Compensation    Awards    Options
       Position               Year             ($)        ($)         ($)(3)       ($)(4)      (#)      ($)(5)
       --------               -----          -----       -----          ------      ------      ---      ------



Charles    A.    Hayes,        1996        625,000     117,188          --            0       3,750     234,489
Chairman                       1995        720,000(1)  384,750(2)       --            0       3,750     234,326
and   Chief   Executive        1994        720,000(1)  257,384(2)     61,511          0       3,750     213,229
Officer

John     A.     Emrich,        1996        450,000       67,500         --         437,500      0        61,362
President and                  1995        306,251      162,907         --            0       2,000      51,386
Chief Operating Officer        1994        250,008      111,394         --            0         0        38,725

Alfred  A.  Greenblatt,        1996        405,000       50,625         --            0         0        51,466
Senior                         1995        372,501      183,813         --            0       2,000      47,675
Vice         President,        1994        350,004       91,001         --            0         0        38,902
President/
Apparel & Home Fashions
Business Unit

Terrence E. Geremski,          1996        256,256       58,000         --            0       7,500      34,277
Senior             Vice        1995        250,008      112,503         --            0         0        32,936
President/Chief                1994        212,505       55,251         --            0         0        25,081
Financial Officer and
Treasurer

Byron        McCutchen,        1996        250,000       26,702         --            0         0        31,649
Senior                         1995        225,002       84,038         --            0       2,000      25,120
Vice         President,
President/
Fibers   Business  Unit
(6)


--------

     (1) Mr. Hayes' salary for the 1995 and 1994 fiscal years includes a special supplement of $150,000 for assuming interim responsibilities as President and COO. (Mr. Emrich succeeded Mr. Hayes as President and COO effective October 1, 1995.) Mr. Hayes' bonus award for such periods was based solely on his salary as Chairman and CEO.

    (2) Mr. Hayes has been granted certain appreciation rights. Such rights entitle Mr. Hayes to a cash payment equal to the excess, if any, of the market value of Common Stock on each of January 2, 1995, 1996 and 1997 (each such date, a "Measurement Date") over $20.90 (the average closing price of Common Stock during the last ten trading days of the Company's 1994 fiscal year), multiplied in each instance by 28,000 (one-third of the aggregate 84,000 right grant). Mr. Hayes will vest in, and be entitled to receive, such cash payments 30 days after the date (the "Vesting Date") he is no longer a "covered employee" within the meaning of Section 162(m) of the Code. The rights, together with certain dividend equivalents, will earn interest from their respective Measurement Date to the Vesting Date. If the price of the Common Stock on any Measurement Date is equal to or less than $20.90 per share, then the rights to be valued on such date will expire and Mr. Hayes will not receive any payment with respect to such rights.

    Mr. Hayes' bonus award for the 1996 fiscal year does not include the value, which is not determinable as of the date hereof, of the rights based on the market value of Common Stock on January 2, 1997. The market value of the Common Stock on January 2, 1996 was less than $20.90 per share and, therefore, Mr. Hayes will not receive any payment with respect to the rights valued on such date. Mr. Hayes' bonus award for the 1994 fiscal year includes $35,084, representing the value of those rights based on the market value of Common Stock on January 2, 1995 and the interest accrued thereon (and on the related dividend equivalents) through the end of the 1995 fiscal year.

    (3) The amount in this column for the 1994 fiscal year represents (i) $39,800 paid to Mr. Hayes in reimbursement for tax and financial planning expenses, and (ii) $21,711 in additional health insurance benefits.

    (4) The amount shown in this column reflects the market value of the 20,000 shares of restricted stock granted, under the terms of the Restricted Plan, to Mr. Emrich during the 1996 fiscal year. (The market value is given as of the date of grant of the restricted stock.) Mr. Emrich vested in 4,000 shares of such award on October 9, 1996 and will vest in the balance of the award, subject to his continued employment with the Company, in equal 4,000 share increments on October 1 of each of 1997, 1998, 1999 and 2000.

    The restricted stock awarded to Mr. Emrich is held by an escrow agent, appointed by the Company, until Mr. Emrich vests in his award. Similarly, the dividends paid on each share of restricted stock (which are paid to the same extent as dividends on the Common Stock generally) are held by the escrow agent until Mr. Emrich vests in his restricted stock, at which time he will also be entitled to receive the interest credited by the Company on such dividends. Notwithstanding the foregoing, upon a "change in control" of the Company, as such term is defined in the Restricted Plan, the restrictions applicable to Mr. Emrich's outstanding restricted stock award will lapse and the executive will immediately vest in such award and in any dividends paid on such award and then held in escrow, together with interest thereon. As of the last day of the 1996 fiscal year, Mr. Emrich held 21,000 shares of restricted stock at an aggregate market value of $477,750 (based upon a price of $22.75 per share - the closing price of the Common Stock on the last business day of the 1996 fiscal year).

    (5) The components of the amounts shown in this column for the 1996 fiscal year consist of the following:

         (i) Contributions of $9,000 each to the accounts of Messrs. Hayes, Emrich, Greenblatt, Geremski and McCutchen, pursuant to the Profit-Sharing Plan.

         (ii) Contributions of shares of Common Stock at an aggregate market value of $3,000 under the ESOP to the accounts of each of Messrs. Hayes, Emrich, Greenblatt, Geremski and McCutchen.

         (iii) Contributions of $68,780, $37,032, $35,105, $17,500 and $14,723
to the accounts of Messrs. Hayes, Emrich, Greenblatt, Geremski and McCutchen, respectively, pursuant to the Company's excess benefit plan which is designed to supplement the Profit-Sharing Plan and the ESOP.

         (iv) With respect to Messrs. Emrich, Greenblatt, Geremski and McCutchen, the value of benefits under the Company's Senior Managers' Life Insurance Plan, a split dollar plan, and with respect to Mr. Hayes, the value of benefits under a separate split dollar arrangement with the Company. During the 1996 fiscal year, each of Messrs. Greenblatt, Emrich, Geremski and McCutchen paid the amount of the premium associated with the term life component of his split dollar life insurance coverage. With respect to Mr. Hayes, the Company paid, during the 1996 fiscal year, $12,240 in premiums for the term portion of his coverage, and paid the remainder of the premium associated with the whole life component of the coverage. For each named executive officer, the Company expects to recover the premiums it pays. The following amounts reflect the value of the benefits accrued during the 1996 fiscal year, calculated on an actuarial basis, ascribed to life insurance policies purchased on the lives of the named executives: Mr. Hayes - $137,295; Mr. Emrich - $6,358; Mr. Greenblatt - $3,996; Mr. Geremski - $4,777; and Mr.McCutchen - $4,926.

         (v) For the 1996 fiscal year, that portion of interest earned (that the SEC considers to be at above market rates) on the deferred compensation accounts of Messrs. Hayes and Greenblatt in the amount of $4,174 and $365, respectively.

         (vi) For the 1996 fiscal year, imputed interest income to Mr. Emrich of $5,972, in connection with an interest free loan made by the Company to such officer. See "Certain Transactions" below.

         (6) Mr. McCutchen assumed the position of Senior Vice President and President/Fibers Business Unit in April, 1995.

STOCK OPTION GRANTS

    The table below shows, among other things, hypothetical potential gains from stock options granted during the Company's 1996 fiscal year. Such hypothetical gains are based entirely on assumed annual growth rates of 5% and 10% in the price of Common Stock over the five year life of the stock options (which would equal a total increase in stock price of approximately 28% and 61%, respectively) and represent the spread between the option exercise price and the assumed market value of the underlying Common Stock. The assumed rates of growth were selected by the SEC for illustrative purposes only and are not intended to predict future stock prices which will depend upon, among other things, market conditions and the Company's future performance.

                        OPTION GRANTS IN LAST FISCAL YEAR



                                                                                  Potential Realizable Value at
                                                                                  Assumed Annual Rates of Stock
                                        Individual Grants                         Price Appreciation for Option
                                                                                               Term
                     ---------------------------------------------------------    -------------------------------

                                     Percent of
                                       Total
                       Number of       Options
                       Securities      Granted to
                       Under          Employees in    Exercise or   Expiration
                        Options        Fiscal Year   Base ($)Price        Date         5% ($)         10% ($)
    Name (1)            Granted (#)                  -------------  -----------     ------          ------
   --------             --------
                                         (%)

Charles A. Hayes         3,750           N/A           22.31       02/06/01           23,100          51,075

Terrence E.              7,500           N/A           22.31       02/06/01           46,200         102,150
Geremski


--------
(1) The grant of options to Messrs. Hayes and Geremski reflects an automatic grant, pursuant to the formula provision for eligible director participants, of Non-Qualified Options under the Option Plan; no other options were granted to employees during the 1996 fiscal year under the Option Plan. Subject to stockholder approval, the Compensation Committee has adopted certain amendments to the formula provision of the Option Plan. See "Proposal to Approve Amendments to the Guilford Mills, Inc. 1991 Stock Option Plan" below.

STOCK OPTION EXERCISES

    The table below shows option exercises by the five most highly compensated executive officers during the 1996 fiscal year as well as the value of the options held by such persons at the end of the 1996 fiscal year.



                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES





                                                           Number of Securities       Value of Unexercised
                           Shares       Value Realized    Underlying Unexercised     In-the-Money Options at
        Name            Acquired on         ($) (1)         Options at Fiscal        Fiscal Year-End ($) (2)
                        Exercise (#)                     Year-End (#)

                                                         Exercisable/Unexercisable  Exercisable/Unexercisable




Charles A. Hayes             --               --               18,750/3,750               48,093/3,600

John A. Emrich              3,000           31,365              2,000/2,000                    0/3,880

Alfred A. Greenblatt         --               --                1,000/2,000                    0/3,880

Terrence E. Geremski         --               --                2,500/5,000                1,100/2,200

Byron McCutchen              --               --                    0/2,000                    0/3,880


--------
(1) The values in this column represent the product of the number of options exercised and the excess of the market value of the underlying Common Stock on the date of exercise over the option exercise price.

(2) The values in this
column represent the product of the number of options and the excess, if any, of $22.75, the market value of the underlying Common Stock on September 27, 1996 (the last business day of the 1996 fiscal year), over the option exercise price.

OTHER BENEFIT PLANS

         SUPPLEMENTAL RETIREMENT PLAN. In 1992, the Company adopted the Senior Managers' Supplemental Retirement Plan ("SERP") which provides for retirement and death benefits to a select group of senior managers. The SERP provides that upon retirement from the Company after attaining age 65, and after at least 60 months of service with the Company, participants will be entitled to receive a specified dollar amount for a period of ten years following retirement ("Ten Year Payments"). If the officer dies prior to the termination of his or her employment or during the period while the Ten Year Payments are being made, the full amount of the Ten Year Payments or the unpaid portion thereof, as the case may be, will be paid according to the installment schedule to the officer's designated beneficiary.

         The SERP also provides that if the officer's employment with the Company is terminated for any reason other than his or her death or disability (prior to the officer attaining age 65) and the officer has been employed by the Company for at least 60 months, the officer will be entitled to a reduced retirement benefit commencing at age 65. Such reduced benefit will be based upon the officer's total months of employment with the Company as compared with the total months of employment the officer would have had with the Company if he or she had remained in the employ of the Company until age 65. If, at the time of his or her termination of employment with the Company for any reason other than death or disability, the officer has been employed by the Company for less than 60 months following the effective date of the agreement, he or she will not be entitled to any retirement benefits and his or her beneficiaries will not be entitled to any death benefits. If an officer becomes disabled prior to attaining age 65 and such disability continues until age 65, the officer will be entitled to receive the full amount of the Ten Year Payments commencing at age 65, regardless of whether he or she has completed 60 months of service with the Company.

         The Company has purchased life insurance policies on the lives of all executive officers participating in the SERP in amounts which are designed to enable the Company ultimately to recover all sums paid pursuant to the SERP. Such life insurance policies are held in trust for the benefit of such officers.

         The following table sets forth the Ten Year Payments for each of the executive officers named in the "Summary Compensation Table" above.



             Name of Individual                   Ten Year Payments (Per Annum)
              Charles A. Hayes                           $345,000
              John A. Emrich                              125,000
              Alfred A. Greenblatt                        125,000
              Terrence E. Geremski                        125,000
              Byron McCutchen                             125,000

         SEVERANCE AGREEMENTS. The Company has entered into severance agreements with each of the executive officers named in the "Summary Compensation Table" above. The severance agreements, which expire on August 31, 1999 (unless extended by the Board), provide for the payment of specified compensation and benefits to such employees upon certain terminations of their employment within two years after a change in control of the Company. These severance agreements are intended to assure that management will continue to act in the interest of the stockholders rather than be affected by personal uncertainties during any attempts to effect a change in control of the Company, and to enhance the Company's ability to attract and to retain executives.

         The compensation and benefits which may be awarded under the severance agreements include, among other specified items of compensation and other benefits, a lump sum payment equal to three times an employee's highest annual salary during the year preceding the change in control (including any bonuses and contributions made on the employee's behalf to the Profit-Sharing Plan, ESOP and excess benefit plan), and also include continuation of participation in the Company's life, health, accident and disability and insurance plans for a period of three years (or until the employee commences full-time substantially equivalent employment with a new employer). If the total payments made to any particular employee under a severance agreement would not be tax deductible by the Company or would cause an "excess parachute payment" to exist within the meaning of Section 280G of the Code, such payments will be reduced until no portion of such payments would fail to be deductible by reason of being an excess parachute payment. The severance agreements further provide that in order for an employee to receive the benefits contemplated by the severance agreement, if any person or organization takes steps designed to effect a change in control of the Company, the employee will not voluntarily terminate his or her employment and will continue to perform his or her regular duties, until such person or organization has abandoned or terminated such effort to effect a change in control.

         Had a "change in control" taken place during the fiscal year ended September 29, 1996, Messrs. Hayes, Emrich, Greenblatt, Geremski and McCutchen would have received, had their employment ceased on that date, lump sum payments in the approximate amounts of $2,529,489, $1,736,372, $1,543,519, $1,109,628 and
$930,317, respectively.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Ms. Jacobs, a member of the Company's Compensation Committee, served as Vice President/Administration and General Counsel of the Company from 1986 to 1989 and as Secretary of the Company from 1987 to 1989. From time to time since 1989 and, more recently, since the third quarter of the 1994 fiscal year, Ms. Jacobs has served as Secretary and acting General Counsel of the Company on an interim basis. See "Election of Directors" above.

         Mr. Greenberg, a member of the Company's Compensation Committee, had served as President and COO of the Company for 12 years until his retirement as an executive officer in 1989.

         Mr. Hassenfelt, Chairman of the Company's Compensation Committee, serves as Chairman and Chief Executive Officer of North Carolina Trust Company. Mr. Hayes is a member of the Board of Directors of North Carolina Trust Company, but does not serve on the Compensation Committee of such Board.


                              CERTAIN TRANSACTIONS

         During the 1996 fiscal year, the Company paid $150,000 in consulting fees to Japan Tech, Inc., of which Mr. Adachi, a director of the Company, is the President and controlling stockholder. In addition, in the ordinary course of its business and through a series of arm's-length transactions, the Company purchased machinery and equipment from Japan Tech, Inc. during the 1996 fiscal year totaling $4,654,114.

         In the ordinary course of business and through a series of arm's-length transactions, during the 1996 fiscal year, the Company paid $1,467,465 for forklifts and forklift repairs to Western Carolina Forklift, Inc., which is controlled by David Hayes, the son of Charles A. Hayes, the Chairman and CEO of the Company. Charles A. Hayes, together with George Greenberg, a director of the Company, serve on the Board of Directors of Western Carolina Forklift, Inc.

         In connection with the Company's 1994 acquisition of an additional 55% of the capital stock of Grupo Ambar, S.A. de C.V. ("Grupo Ambar"), thereby increasing the Company's ownership in Grupo Ambar to 75%, the Company agreed to pay the selling stockholders, including Dr. Zaidenweber (a director of the Company) and his late brother, additional consideration, provided Grupo Ambar were to achieve certain earnings objectives through the end of calendar year 1995. Based on Grupo Ambar's actual earnings results over the relevant measurement period, the Company paid the selling stockholders in the 1996 fiscal year an aggregate of $3,667,000 pursuant to such agreement. Dr. Zaidenweber and his late brother received approximately 42% and 16%, respectively, of such payment. Dr. Zaidenweber remains the Chairman of the Board, and a stockholder, of Grupo Ambar. Dr. Zaidenweber receives an annual salary of $328,000 for his service as Chairman of the Board of Grupo Ambar.

         In fiscal year 1993, in connection with its request that Mr. Emrich, then Senior Vice President of the Company and President of the Automotive Business Unit and currently the President and COO of the Company, relocate to Kenansville, North Carolina, the Company loaned Mr. Emrich
$100,000 to purchase a residence. The loan bears no interest, is secured by a Deed of Trust on such residence and is payable on demand.

         Mr. Gillease, a director of the Company, provided consulting services to the Company until June, 1996. See "Election of Directors - Additional Information" above. Mr. Gillease's wife, a former executive officer of the Company, also provided consulting services to the Company until June, 1996. The Company paid Mrs. Gillease $15,000 per month for such services.

         During the 1996 fiscal year, the Company acquired 100% of the issued and outstanding capital stock of the Hofmann Companies from Bruno Hofmann, a director nominee. The purchase price for such stock paid by the Company to Mr. Hofmann during the 1996 fiscal year consisted of: (i) a cash payment of $25,430,000 and (ii) 200,000 shares of Common Stock, the further transfer of such stock being prohibited, with certain exceptions, until December 31, 2000. On the date the Hofmann Companies were acquired, the Company loaned to one of the Hofmann Companies the sum of $16,500,000, an amount equal to such Company's accumulated adjustments account which was distributed to Mr. Hofmann on the closing date. In addition, the Company paid Mr. Hofmann during the 1996 fiscal year the amount of $2,500,300, representing the additional tax payable by Mr. Hofmann arising by virtue of the Company's decision to file an election under
Section 338(h)(10) of the Code with respect to the acquisition of the Hofmann Companies. The Company will also make an additional payment to Mr. Hofmann during calendar year 1997, the amount of which is not yet known, representing taxes payable by one of the Hofmann Companies as a result of the Company's election under Section 338(h)(10) of the Code. In connection with its acquisition of the Hofmann Companies, the Company also agreed to pay Mr. Hofmann additional consideration in accordance with a formula based on the Company's price-earnings' multiple and the Hofmann Companies' performance through the end of calendar year 2000. Mr. Hofmann has entered into an employment agreement with the Hofmann Companies pursuant to which he will serve as President and Chief Executive Officer of the Hofmann Companies for a period ending on December 31, 2000. The Hofmann Companies, as a group, pay Mr. Hofmann an annual base salary of $305,000 in consideration for such services. Mr. Hofmann is also eligible to receive a cash bonus of up to one-half of his annual base salary based upon the Hofmann Companies' financial performance.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and any persons holding more than 10% of the Company's equity securities, to file with the SEC and the New York Stock Exchange reports disclosing their initial ownership of the Company's equity securities, as well as subsequent reports disclosing changes in such ownership. To the Company's knowledge, based solely on a review of such reports furnished to it and written representations by certain reporting persons that no other reports were required, during the 1996 fiscal year, the Company's directors, executive officers and greater than 10% beneficial owners complied with all Section 16(a) filing requirements, except that (i) Mr. Gillease, a director of the Company, failed to report the sale of 3,300 shares of Common Stock by his wife and (ii) Mr. Fishman, a director of the Company, failed to report gifts of 2,728 shares of Common Stock, 76 shares of which represented a gift made by Mr. Fishman's wife. Such omissions have been corrected by the reporting persons.


                      PROPOSAL TO APPROVE AMENDMENTS TO THE
                   GUILFORD MILLS, INC. 1991 STOCK OPTION PLAN

         On December 9, 1996, the Compensation Committee of the Board, which administers the Option Plan, approved, and recommended for submission to the stockholders for their approval, amendments to the Option Plan (i) extending the existing formula provision for directors, (ii) modifying the eligibility provision applicable to employee directors and (iii) granting the administrator of the Option Plan greater discretion in amending the plan from time to time without stockholder approval. The amendments described below will become effective only upon being approved by the stockholders of the Company.

GENERAL TERMS OF THE OPTION PLAN

         The stockholders of the Company approved the adoption of the Option Plan at their 1991 annual meeting. The Option Plan provides for the granting of incentive stock options ("Incentive Options"), within the meaning of Section 422 of the Code, Non-Qualified Options or stock appreciation rights ("SARs") to purchase or acquire, in the aggregate, up to 1,350,000 shares of Common Stock (which number was increased from 900,000 shares due to the Company's 1992 3-for-2 stock split and which number is subject to further adjustment in the event of future stock dividends, stock splits and other contingencies) during the period from August 29, 1991 through August 28, 2001. The shares of Common Stock with respect to which Incentive Options, Non-Qualified Options or SARs may be granted may be made available from either authorized and unissued or treasury shares. Incentive Options may be granted only to salaried key employees of the Company or any subsidiary or parent corporation of the Company now existing or hereafter formed or acquired. Non-Qualified Options or SARs may be granted to salaried key employees of the Company or any subsidiary or parent corporation of the Company now existing or hereafter formed or acquired. Non-Qualified Options are granted to directors in accordance with the formula provision described below. SARs may be granted (i) alone, (ii) simultaneously with the grant of an option and in conjunction therewith or in the alternative thereto or (iii) subsequent to the grant of a Non-Qualified Option and in conjunction therewith or in the alternative thereto. (There are currently no outstanding SARs under the Option Plan.)

         The term of each option granted under the Option Plan is determined by the administrator of the plan in its discretion, except with respect to Non-Qualified Options granted to directors pursuant to the formula provision which are not exercisable more than five years after the date of grant, and except with respect to Incentive Options which are not exercisable more than ten years after the date of grant. All outstanding Incentive Options have a five year term and are not exercisable during the first two years after the date of grant. In the event of a "change in control" of the Company, as defined in the Option Plan, all outstanding Incentive Options, Non-Qualified Options (other than those granted pursuant to the formula provision) and SARs will immediately become exercisable. The Compensation Committee has the right to accelerate, in whole or in part, rights to exercise any option granted under the Option Plan. The exercise price of an Incentive Option, or a Non-Qualified Option granted to a director pursuant to the formula provision, will not be less than 100% of the fair market value of a share of Common Stock on the date such option was granted. The exercise price of other Non-Qualified Options is determined by the plan administrator in its discretion.

         The closing price of the Common Stock, as reported by the New York Stock Exchange on December 20, 1996, was $27.25 per share.

AMENDMENT EXTENDING THE FORMULA PROVISION

         As indicated above, see "Election of Directors - Additional Information," the Option Plan currently provides for the automatic grant of Non-Qualified Options to directors as follows: each person who has served as a director of the Company for two or more consecutive years on the date of grant will automatically be granted (i) upon the first date of grant after the completion of two consecutive years of service as a director, an option to purchase 7,500 shares of Common Stock, and (ii) upon each of the second, third, fourth and fifth date of grant after the completion of such service, an option to purchase 3,750 shares of Common Stock. For each year, the date of grant is the third trading date following the later of (i) the date of the annual stockholders' meeting or (ii) the date on which the Company's earnings for the fiscal quarter just prior to such meeting date are released to the public. A director who has received the five option grants provided for in the above formula will not currently be eligible to receive additional grants under such formula even though he may continue to serve as a director. For example, each of the following current directors has received five annual option grants in accordance with the formula provision and, therefore, is ineligible to receive any additional option grants pursuant to such provision (or any other provision of the plan): Ms. Jacobs and Messrs. Fishman, Hassenfelt, Hayes, Dixon and Greenberg.

         The Option Plan's director formula provision is designed to maintain the Company's ability to attract and retain the services of experienced and highly qualified directors and to increase the alignment of their interest with the interest of the Company's stockholders in general. The Compensation Committee believes that extending the period over which directors are eligible to receive option grants under the formula provision will further these objectives. As a result, the Compensation Committee adopted an amendment to the Option Plan, subject to stockholder approval, extending the director formula provision. Pursuant to the amendment, each person who has served as a director of the Company for two or more consecutive years from the date of grant will automatically be granted, subject to continued service as a director, (i) upon the first date of grant after the completion of two consecutive years of service as a director, a Non-Qualified Option to purchase 7,500 shares of Common Stock and (ii) upon each of the dates of grant after the completion of such service prior to the expiration of the Option Plan, a Non-Qualified Option to purchase 3,750 shares of Common Stock.

         If the amendment extending the Option Plan's formula provision is approved by the stockholders of the Company, current non-employee directors and non-employee director nominees, as a group, will receive an aggregate of 116,250 Non-Qualified Options during the remaining term of the Option Plan (excluding options to be granted in accordance with the Option Plan's current formula provision before the adoption of such amendment). As indicated below, if the amendments to the Option Plan are approved by the stockholders of the Company, employee directors will no longer participate in the plan's formula provision.

AMENDMENT OF ELIGIBILITY PROVISION

         The Option Plan currently provides that any director who receives an option pursuant to the plan's formula provision, as described above, is ineligible to receive any other grant or award under any other article of the plan. As a result, an employee director who has received an option grant under the formula provision is not eligible to receive discretionary grants of options or SARs under the plan. Currently, two of the Company's employee directors, Messrs. Hayes and Geremski, have received option grants under the formula provision and, as a result, are ineligible under the terms of the Option Plan to receive any discretionary awards under the plan. (Mr. Emrich, also an employee director, has not yet met the minimum service requirement to receive option grants under the formula provision.)

         The Compensation Committee believes that the Option Plan's eligibility provision applicable to employee directors unnecessarily limits the freedom of the Company to structure an effective executive compensation program. The ability to make discretionary grants of equity based instruments, such as stock options, to the Company's senior executives is a critical component of the Company's overall executive compensation program. As a result, the Compensation Committee adopted an amendment to the Option Plan, subject to stockholder approval, providing that any employee director who has received Non-Qualified Option grants in accordance with the plan's formula provision will be eligible to receive subsequent discretionary grants of options or SARs. The amendment also provides that, during the remaining term of the Option Plan, employee directors will be eligible to receive only discretionary grants of options or SARs, and will not be eligible to receive Non-Qualified Option grants pursuant to the formula provision. (Participation by non-employee directors in the Option Plan will remain limited to participation in the plan's formula provision.)

FUTURE AMENDMENT OF THE OPTION PLAN

         The Option Plan currently provides that the plan administrator may, from time to time, amend the plan, provided that no amendment shall be made, without the approval of the stockholders of the Company, that will (i) increase the total number of shares reserved for options and SARs under the plan (other than an increase resulting from adjustments in connection with certain changes in the Company's capital structure, e.g., merger, stock dividend, stock split),
(ii) reduce the exercise price of any Incentive Option below the price required by the plan, (iii) modify the provisions of the Option Plan relating to eligibility or (iv) materially increase the benefits accruing to participants under the Option Plan. The Option Plan's current requirement for stockholder approval of certain plan amendments is based, in part, on the requirements of former Rule 16b-3 promulgated under the Exchange Act. The SEC, however, during 1996 adopted amendments to Rule 16b-3 which, among other things, deleted the requirement that plan amendments be approved by stockholders.

         In light of this recent change in the law, and the Compensation Committee's belief that the Company should preserve the flexibility to amend the Option Plan from time to time without stockholder approval, except in certain circumstances described below, the Compensation Committee adopted an amendment to the Option Plan, subject to stockholder approval, modifying the circumstances under which stockholder approval of future plan amendments is required. Pursuant to such amendment, the plan administrator has the authority, from time to time, to adopt amendments to the Option Plan without obtaining stockholder approval, unless such approval is otherwise required by law. Although such amendment expands the ability of the administrator to adopt plan amendments in its discretion, stockholder approval of plan amendments will nonetheless be required in certain instances. For instance, pursuant to Section 162(m) of the Code, and the regulations promulgated thereunder, compensation paid to covered employees in excess of $1,000,000 is not eligible for a tax deduction by the Company, unless certain conditions are satisfied. If the Company intended to qualify compensation attributable to options granted under the Option Plan for deduction, such conditions would require, among other things, that the stockholders of the Company approve an amendment to the Option Plan setting forth the maximum number of shares subject to options which an individual could receive pursuant to the plan. In addition, the Code requires that Incentive Options be granted under a stockholder approved plan that sets forth the total number of shares that may be issued as options and the employees (or class of employees) who are eligible to receive options.

THE COMPANY RECOMMENDS THAT THE STOCKHOLDERS CONSIDER AND APPROVE THE AMENDMENTS TO THE OPTION PLAN.


                     PROPOSAL TO APPROVE AN AMENDMENT TO THE
                 GUILFORD MILLS, INC. 1989 RESTRICTED STOCK PLAN

         On December 9, 1996, the Compensation Committee adopted, and recommended for submission to the stockholders for their approval, an amendment to the Restricted Plan. The purpose of the amendment is to modify the circumstances under which stockholder approval of plan amendments is required. Such amendment, described below, will become effective only upon being approved by the stockholders of the Company.

GENERAL TERMS OF THE RESTRICTED PLAN

         The stockholders of the Company approved the adoption of the Restricted Plan at their 1989 annual meeting. The stockholders approved amendments to the Restricted Plan, at their 1991 annual meeting, increasing the number of shares of Common Stock which may be issued pursuant to the Restricted Plan from 500,000 to 1,000,000 shares and permitting shares awarded under the Restricted Plan to be either authorized and unissued shares or treasury shares or both at the discretion of the Company. (Due to a 3-for-2 stock-split in 1992, the number of shares issuable under the Restricted Plan was adjusted from 1,000,000 to 1,500,000 shares of Common Stock.) The purpose of the Restricted Plan is to provide for the award of shares of Common Stock to key employees of the Company and its subsidiaries, with such award being subject to such restrictions, terms and conditions as the Compensation Committee may require. The Restricted Plan expires on June 30, 1999, although awards made prior to expiration may extend beyond that date. Subject to the provisions of the Restricted Plan, the Compensation Committee has the authority to determine to whom shares will be awarded, the number of shares to be awarded, the restrictions applicable to a particular award and to make all other determinations necessary for administering the Restricted Plan. If there is a "change in control" of the Company, as defined in the Restricted Plan, any restrictions on a participant's awarded shares will lapse and any and all share certificates not previously delivered to the participant will be delivered to the participant. The Compensation Committee may decide at any time, in its sole discretion and on such terms and conditions that it deems appropriate, to remove restrictions on shares awarded to any participant under the Restricted Plan.

         A participant in the Restricted Plan will be entitled to enjoy all rights and privileges of stockholders of the Company generally with respect to the shares awarded under the Restricted Plan, including the right to receive dividends and the right to vote on matters which come before the stockholders. During the period that any portion of the shares are subject to any restrictions, however, the participant will not be permitted to sell, transfer, assign or otherwise dispose of such shares or pledge, grant a security interest or otherwise encumber such shares.

FUTURE AMENDMENT OF THE RESTRICTED PLAN

         The Restricted Plan currently provides that the administrator of the plan generally has the authority in its discretion to amend the plan and the awards granted thereunder, provided that without the approval of the stockholders of the Company, no amendment shall be made which will (i) increase the total number of shares reserved for award under the plan (other than increases reflecting certain changes in the Company's capitalization), (ii) modify the provisions of the plan relating to eligibility or (iii) materially increase the benefits accruing to participants under the plan. Like the comparable section of the Option Plan, the foregoing language is based, in part, on the requirements of former Rule 16b-3 promulgated under the Exchange Act. Given the recent modification to such rule (deleting the requirement that plan amendments be approved by stockholders) and the Committee's belief that the Company should maintain the flexibility of amending the plan from time to time without stockholder approval, the Committee has adopted an amendment to the Restricted Plan, subject to stockholder approval, granting the plan administrator the authority to amend the plan and the awards granted thereunder from time to time without stockholder approval, unless such approval is otherwise required by law. Notwithstanding such amendment, stockholder approval of amendments to the Restricted Plan and awards thereunder may be required in certain instances. For instance, if the Company intended to qualify restricted stock granted under the Restricted Plan for a deduction pursuant to Section 162(m) of the Code, then either the grant of the restricted stock or the determination of whether the restricted stock will vest must be conditioned upon the attainment of a performance goal approved by stockholders of the Company.

THE COMPANY RECOMMENDS THAT THE STOCKHOLDERS CONSIDER AND APPROVE THE AMENDMENT TO THE RESTRICTED PLAN.


                        RATIFICATION OF THE SELECTION OF
                          INDEPENDENT AUDITORS FOR THE
                      FISCAL YEAR ENDING SEPTEMBER 28, 1997

         The Board has selected Arthur Andersen LLP to serve as independent auditors to audit the financial statements of the Company for the fiscal year ending September 28, 1997 and recommends that stockholders vote to ratify such selection. Representatives of Arthur Andersen LLP are expected to attend the Annual Meeting and will be afforded an opportunity to make a statement and to respond to appropriate questions.


                                  MISCELLANEOUS

STOCKHOLDER PROPOSALS

         Any stockholder who wishes to present a proposal for action at the next annual meeting and who wishes to have it set forth in the Proxy Statement and identified in the form of proxy prepared by the Company must notify the Company in such manner so that such notice is received by the Company by August 31, 1997 and in such form as is required under the rules and regulations promulgated by the SEC.

         In addition, under the Company's By-Laws, as amended through the date hereof (the "By-Laws"), in order for business to be properly brought before the next annual meeting, notice of such business must be received by the Secretary of the Company not less than 60 days and not more than 90 days prior to such meeting (provided that if less than 70 days notice or prior public disclosure of the date of the meeting is given to stockholders, notice of such business must be received by the Secretary of the Company no later than ten days following the day on which notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first). Such notice must contain (i) a brief description of the business and the reasons for conducting it at the meeting, (ii) the name and address of the stockholder proposing such business,
(iii) a representation that the
proposing stockholder is a holder of record and the number of shares of the Company that are beneficially owned by such stockholder and (iv) a description of any material interest of such stockholder in such business. The chairman of the meeting may disregard any business that he or she determines was not properly brought before the meeting in accordance with the By-Laws.

         The By-Laws also provide that if a stockholder of the Company intends to nominate at a meeting one or more persons for election to the Board, notice of such nomination must be received by the Secretary of the Company not less than 60 days and not more than 90 days prior to such meeting (provided that if less than 70 days notice or prior public disclosure of the date of the meeting is given to stockholders, such nomination must be received by the Secretary of the Company no later than ten days following the day on which notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first). Such notice must contain (a) as to each proposed nominee, (i) the name, age and business and residence address of such nominee, (ii) the principal occupation of such nominee, (iii) the number of shares, if any, of the Company that are beneficially owned by such nominee and (iv) any other information that must be disclosed pursuant to the proxy rules of the SEC if such person had been nominated by the Board and (b) as to the proposing stockholder, (i) the name and address of such stockholder, (ii) a representation that the proposing stockholder is a holder of record of shares of the Company entitled to vote at the meeting and the number of shares of the Company that are beneficially owned by such stockholder, (iii) a representation that the proposing stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice and (iv) a description of all arrangements and understandings between the stockholder and each nominee pursuant to which the nominations are to be made by the stockholder. The chairman of the meeting may disregard any nomination that he or she determines was not made in accordance with the foregoing procedures.

ANNUAL REPORT ON FORM 10-K

         Any stockholder of record on December 20, 1996 who desires a copy of the Company's 1996 Annual Report on Form 10-K, as filed with the SEC, may obtain a copy (excluding exhibits) without charge by addressing a request to the Secretary, Guilford Mills, Inc., P. O. Box 26969, Greensboro, North Carolina 27419-6969. A charge equal to the reproduction cost will be made if the exhibits are requested.

OTHER MATTERS

         The Board is not aware of any matters to be presented for action at the Annual Meeting other than those described herein and does not intend to bring any other matters before the Annual Meeting. However, if other matters shall come before the Annual Meeting, it is intended that the holders of proxies solicited hereby will vote thereon in their discretion.




                               By Order of the Board of Directors





                              Sherry R. Jacobs

                              SECRETARY



Dated: December 26, 1996

                     (This Page Left Blank Intentionally)

[Pursuant to Instruction 3 to Item 10 of Schedule 14A, Appendices A and
B are being filed electronically, but have not been included in the proxy statement distributed to security holders.]

                                                                     APPENDIX A

                           PROPOSED AMENDMENTS TO THE
                              GUILFORD MILLS, INC.
                             1991 STOCK OPTION PLAN

(Replacements and additions are in all CAPS or, if the original text is in all CAPS, set within asterisks; deletions are set within back slashes.)

         The first sentence of Article X of the Option Plan shall be amended to read in its entirety as follows:

                  Subject to the terms and conditions of Articles X through XIV hereof, commencing with the Annual Meeting of stockholders of the Company to be held in FEBRUARY, 199/1/7, each person who has served as a director of the Company for two or more consecutive years on the date of grant shall automatically be granted, SUBJECT TO CONTINUED SERVICE AS A DIRECTOR, (a) upon the first date of grant occurring after the completion of two consecutive years of service as a director of the Company, an option to purchase 7,500 Shares, and (b) upon each of the /second, third, fourth and fifth/ dateS of grant occurring after the completion of two consecutive years of service as a director of the Company PRIOR TO THE EXPIRATION OF THIS PLAN, an option to purchase 3,750 Shares.

         Article XIII of the Option Plan shall be amended to read in its entirety as follows:

                  XIII. DIRECTOR PARTICIPANT'S /IN/ELIGIBILITY /FOR OTHER GRANTS/ *UNDER* THE PLAN

                  Any Director Participant WHO IS ALSO A KEY EMPLOYEE OF THE COMPANY OR A KEY EMPLOYEE OF ANY SUBSIDIARY CORPORATION OR PARENT CORPORATION OF THE COMPANY NOW EXISTING OR HEREAFTER FORMED OR ACQUIRED AND who HAS receive/s/d an Option pursuant to Article X hereof PRIOR TO THE ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY TO BE HELD IN FEBRUARY, 1997 shall be /in/eligible to receive any other grant or award under any other Article of this Plan. COMMENCING WITH THE ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY TO BE HELD IN FEBRUARY, 1997,
                  A DIRECTOR OF THE COMPANY WHO IS ALSO A KEY EMPLOYEE OF THE COMPANY OR A KEY EMPLOYEE OF ANY SUBSIDIARY CORPORATION OR PARENT CORPORATION OF THE COMPANY NOW EXISTING OR HEREAFTER FORMED OR ACQUIRED SHALL BE INELIGIBLE TO RECEIVE AN OPTION PURSUANT TO ARTICLE X HEREOF, BUT SHALL BE ELIGIBLE TO
                  RECEIVE ANY OTHER GRANT OR AWARD UNDER ANY OTHER ARTICLE OF THIS PLAN.

         The first sentence of Article XXIV of the Option Plan shall be amended to read in its entirety as follows:

                  The Board of Directors, the Executive Committee or the Option Committee, as the case may be, may, from time to time, amend the Plan /,provided that no amendments shall be made,/ without the approval of the stockholders of the Company, UNLESS SUCH APPROVAL IS OTHERWISE REQUIRED BY LAW. /that will (a) increase the total number of Shares reserved for Options and Rights under the Plan (other than an increase resulting from an adjustment provided for in Article XVII hereof), (b) reduce the exercise price of any Incentive Option granted hereunder below the price required by Article V hereof, (c) modify the provisions of the Plan relating to eligibility, or (d) materially increase the benefits accruing to participants under the Plan./

                                                                      APPENDIX B
                            PROPOSED AMENDMENT TO THE
                              GUILFORD MILLS, INC.
                           1989 RESTRICTED STOCK PLAN

(Replacements and additions are in all CAPS; deletions are set within back slashes.)

         The first sentence of the third paragraph of Article III of the Restricted Plan shall be amended to read in its entirety as follows:

                  Subject to the express provisions of the Plan, the Compensation Committee also shall have authority, in its sole discretion, to construe, amend, suspend or terminate the Plan and the awards granted hereunder (including amendments which accelerate the lapse of a restriction described in Article V), to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for administering the Plan (including determinations during any suspension or after any termination). /, provided, however, that without the approval of the stockholders of the Company, no amendment, rule, regulation, or determination shall be made which will (i) increase the total number of Shares reserved for award under the Plan (other than increases reflecting a change in capitalization as provided below), (ii) modify the provisions of the Plan relating to eligibility, or (iii) materially increase the benefits accruing to Participants under the Plan./ ANY SUCH
                  AMENDMENT TO THE PLAN OR THE AWARDS GRANTED HEREUNDER MAY BE MADE BY THE COMPENSATION COMMITTEE WITHOUT THE APPROVAL OF THE STOCKHOLDERS OF THE COMPANY, UNLESS SUCH APPROVAL IS OTHERWISE REQUIRED BY LAW.

****************************************************************************

                                  APPENDIX

*****************************************************************************

                             GUILFORD MILLS, INC.

                        ANNUAL MEETING OF STOCKHOLDERS
                               FEBRUARY 6, 1997

                 Proxy Solicited by the Board of Directors

The undersigned hereby appoints CHARLES A. HAYES and TERRENCE E. GEREMSKI, or either of them, with full power of substitution in each, proxies (and if the undersigned is a proxy, substitute proxies) to vote all Common Stock of the undersigned in Guilford Mills, Inc. at the Annual Meeting of Stockholders of such Company to be held on February 6, 1997, and at any and all adjournments thereof, with authority to vote such stock on the matters set forth on the reverse side hereof and upon such other matters as may properly come before the meeting.

   PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
                         POSTAGE-PAID ENVELOPE

HAS YOUR ADDRESS CHANGED?
__________________________________________________________________________

__________________________________________________________________________

__________________________________________________________________________

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

_____________________________________
        GUILFORD MILLS, INC.
_____________________________________

RECORD DATE SHARES:

Please be sure to sign and date this Proxy.   Date______________________

Stockholder sign here________________Co-owner sign here_________________

This proxy is solicited by the Board of Directors. If no specification is made, this Proxy will be voted FOR Proposals 1, 2, 3 and 4.

1. ELECTION OF DIRECTORS                 For    Withhold    For all except

Tomokazu Adachi, John A. Emrich,
Bruno Hofmann, Sherry R. Jacobs,         [  ]     [  ]          [  ]
and Stig A. Kry

INSTRUCTION: To withhold authority to vote for any nominee, mark the "For
All Except" box and draw a line through the nominee's name in the list above.

                                         For     Against         Abstain

2. Proposal to approve amendments
to the Company's 1991 Stock              [  ]     [  ]            [  ]
Option Plan.

3. Proposal to approve an
amendment to the Company's               [  ]     [  ]            [  ]
1989 Restricted Stock Plan.

4. Proposal to approve the
appointment of Arthur Andersen
LLP as independent auditors of           [  ]     [  ]            [  ]
the Company.

Discretion will be used with respect to such other matters as may properly come before the meeting or at any adjournments thereof.

Mark box at right if an address change has been noted on the reverse
side of this card.                                                    [  ]

Please sign name as it appears on stock certificate. Only one of several joint owners need sign. Fiduciaries should give full title.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

DETACH CARD                                                 DETACH CARD

                            GUILFORD MILLS, INC.


Dear Stockholder,

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then, sign the card, detach it, and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders to be held on February 6, 1997.

Thank you for your prompt consideration of these matters.

Sincerely,

GUILFORD MILLS, INC.